Agreement and Plan of Reorganization

This Agreement and Plan of Reorganization dated as of March 10, 2000 (the "Agreement") is between Strategist Growth and Income Fund, Inc. (the "Strategist Corporation"), a Minnesota corporation, on behalf of Strategist Balanced Fund (the "Acquired Fund"), a series of capital stock of the Strategist Corporation, and AXP Investment Series, Inc. (the "AXP Corporation"), a Minnesota corporation, on behalf of AXP Mutual (the "Acquiring Fund"), a series of capital stock of the AXP Corporation. The Acquired Fund and the Acquiring Fund are feeder funds investing in a single master trust.

In consideration of the mutual promises, the parties agree as follows:

1.   Shareholder Approval

     The Acquired Fund will call a meeting of its shareholders for the purpose of approving the Agreement and the transactions it contemplates (the
     "Reorganization"). The Acquiring Fund agrees to furnish data and information, as reasonably requested, for the proxy statement to be furnished to shareholders of the Acquired Fund.

2.   Reorganization

     a. Plan of Reorganization. At the closing, the Strategist Corporation will convey all of the assets of the Acquired Fund to the Acquiring Fund. The Acquiring Fund will assume all liabilities of the Acquired Fund, reflected on an unaudited statement of assets and liabilities, as of the Closing. At the Closing, the AXP Corporation will deliver Class A shares of the Acquiring Fund, including fractional shares, to the Strategist Corporation. The number of shares will be determined by dividing the value of the net assets of the Acquired Fund, computed as described in paragraph 3(a), by the net asset value of one share of the Acquiring Fund, computed as described in paragraph 3(b). The Acquired Fund will not pay a sales charge on the receipt of Acquiring Fund shares in exchange for the assets of the Acquired Fund. In addition, the shareholders of the Acquired Fund will not pay a sales charge on distribution to them of Class A shares of the Acquiring Fund.

     b. Closing and Effective Time of the Reorganization. The Reorganization and all related acts necessary to complete the Reorganization (the "Closing") will occur on the first day on which the New York Stock Exchange (the "NYSE") is open for business following approval of shareholders of the Acquired Fund and receipt of all necessary regulatory approvals, or such later date as the parties may agree.

 3.       Valuation of Net Assets

     a. The value of the net assets of the Acquired Fund will be computed as of the close of regular trading on the NYSE on the day of Closing (the "Valuation Date") using the valuation procedures in the Acquiring Fund's prospectus.

     b. The net asset value per share of Class A shares of the Acquiring Fund will be determined as of the close of regular trading on the NYSE on the Valuation Date, using the valuation procedures in the Acquiring Fund's prospectus.

     c. At the Closing, the Acquired Fund will provide the Acquiring Fund with a copy of the computation showing the valuation of the Acquired Fund's net assets on the Valuation Date. The Acquiring Fund will provide the Acquired Fund with a copy of the computation showing the determination of the net asset value per share of Class A shares of the Acquiring Fund on the Valuation Date. Both computations will be certified by an officer of American Express Financial Corporation.

4.   Liquidation and Dissolution of the Acquired Fund

     a. As soon as practicable after the Valuation Date, the Strategist Corporation will liquidate the Acquired Fund and distribute Class A shares of the Acquiring Fund to the Acquired Fund's shareholders of record. The Acquiring Fund will establish shareholder accounts in the names of each Acquired Fund shareholder, representing the respective pro rata number of full and fractional shares of the Acquiring Fund due to each shareholder. All issued and outstanding shares of the Acquired Fund will simultaneously be cancelled on the books of the Strategist Corporation. Shareholder accounts will be established by the Acquiring Fund or its transfer agent in accordance with instructions from the Strategist Corporation.

     b. Immediately after the Valuation Date, the share transfer books of the Strategist Corporation relating to the Acquired Fund will be closed and no further transfer of shares will be made.

     c. Promptly after the distribution, the Acquiring Fund or its transfer agent will notify each shareholder of the Acquired Fund of the number of Class A shares distributed to the shareholder and confirm the registration in the shareholder's name.

     d. As promptly as practicable after the liquidation of the Acquired Fund, and in no event later than twelve months from the date of the Closing, the Acquired Fund will be dissolved.


5. Representations, Warranties and Covenants of the AXP Corporation on behalf of the Acquiring Fund

     The AXP Corporation represents and warrants to the Strategist Corporation as follows:

     a. Organization, Existence, etc. The AXP Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the power to carry on its business as it is now being conducted.

     b. Registration as Investment Company. The Acquiring Fund is a series of the AXP Corporation, registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end, management investment company.

     c. Capitalization. The Acquiring Fund has authorized capital of 10,000,000,000 shares of common stock, par value $0.01 per share. All of the outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable. Since the Acquiring Fund is engaged in the continuous offering and redemption of its shares, the number of outstanding shares may vary daily.

     d. Financial Statements. The audited financial statements as of the end of the last fiscal year, and the subsequent unaudited semi-annual financial statements, if any (the "Acquiring Fund Financial Statements"), fairly present the financial position of the Acquiring Fund, and the results of its operations and changes in its net assets for the periods shown.

     e. Shares to be Issued Upon Reorganization. The shares to be issued in connection with the Reorganization will be duly authorized and, at the time of the Closing, will be validly issued, fully paid and non-assessable.

     f. Authority Relative to the Agreement. The AXP Corporation has the power to enter into and carry out the obligations described in this Agreement. The Agreement and the transactions contemplated by it have been duly authorized by the Board of Directors and no other proceedings by the AXP Corporation or the Acquiring Fund are necessary.

     g. No Violation. The AXP Corporation is not in violation of its Articles of Incorporation or By-Laws (the "Articles") or in default in the performance of any material agreement to which it is a party. The execution of this Agreement and the completion of the transactions contemplated by it will not conflict with, or constitute a breach of, any material contract or other instrument to which the Acquiring Fund is subject. Nor will the transactions result in any violation of the provisions of the Articles or any law, administrative regulation or administrative or court decree applicable to the Acquiring Fund.

     h. Liabilities. There are no liabilities of the Acquiring Fund other than:

     o  liabilities disclosed in the Acquiring Fund Financial Statements
     o liabilities incurred in the ordinary course of business subsequent to the date of the latest annual or semi-annual financial statements, or
     o liabilities previously disclosed to the Strategist Corporation, none of which has been materially adverse to the business, assets or results of operation of the Acquiring Fund.

     i. Litigation. There is no litigation, administrative proceeding or investigation before any court or governmental body currently pending or, to the knowledge of the Acquiring Fund, threatened, that would materially and adversely affect the Acquiring Fund, its financial condition or the conduct of its business, or that would prevent or hinder completion of the transactions contemplated by this Agreement. The Acquiring Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding or investigation and is not a party to or subject to the provisions of any order, decree or judgment.

     j. Contracts. Except for contracts and agreements previously disclosed to the Strategist Corporation, the Acquiring Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit.

     k. Taxes. The federal tax returns of the Acquiring Fund have been filed for all taxable years since commencement of its operations. The Acquiring Fund has qualified and will qualify as a regulated investment company under the Internal Revenue Code with respect to each taxable year since commencement of its operations.

     l. Registration Statement. The Acquiring Fund will file a registration statement on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") relating to the shares to be issued in the Reorganization. At the time the Registration Statement becomes effective, at the time of the shareholders' meeting and at the Closing, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. However, none of the representations and warranties in this subsection apply to statements in, or omissions from, the Registration Statement made in reliance on information furnished by the Strategist Corporation for use in the Registration Statement.

6. Representations, Warranties and Covenants of the Strategist Corporation on behalf of the Acquired Fund

     The Strategist Corporation represents and warrants to the AXP Corporation as follows:

     a. Organization, Existence, etc. The Strategist Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the power to carry on its business as it is now being conducted.

     b. Registration as Investment Company. The Acquired Fund is a series of the Strategist Corporation, registered under the 1940 Act as an open-end, management investment company.

     c. Capitalization. The Acquired Fund has authorized capital of 10,000,000,000 shares of common stock, par value $0.01 per share. All of the outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable. Since the Acquired Fund is engaged in the continuous offering and redemption of its shares, the number of outstanding shares may vary daily.

     d. Financial Statements. The audited financial statements as of the end of the last fiscal year, and the subsequent unaudited semi-annual financial statements, if any, (the "Acquired Fund Financial Statements") fairly present the financial position of the Acquired Fund, and the results of its operations and changes in its net assets for the periods shown.

     e. Authority Relative to the Agreement. The Strategist Corporation has the power to enter into and to carry out its obligations under this Agreement. The Agreement and the transactions contemplated by it have been duly authorized by the Board of Directors and no other proceedings by the Strategist Corporation or the Acquired Fund are necessary.

     f. No Violation. The Strategist Corporation is not in violation of its Articles or in default in the performance of any material agreement to which it is a party. The execution of this Agreement and the completion of the transactions contemplated by it will not conflict with or constitute a breach of, any material contract to which the Acquired Fund is subject. Nor will the transactions result in any violation of the provisions of the Articles or any law, administrative regulation or administrative or court decree applicable to the Acquired Fund.

     g. Liabilities. There are no liabilities of the Acquired Fund other than:

     o  liabilities disclosed in the Acquired Fund Financial Statements
     o liabilities incurred in the ordinary course of business subsequent to the date of the latest annual or semi-annual financial statements, or
     o  liabilities previously disclosed to the AXP Corporation,

     none of which has been materially adverse to the business, assets or results of operation of the Acquired Fund.

     h. Litigation. There is no litigation, administrative proceeding or investigation before any court or governmental body currently pending or, to the knowledge of the Acquired Fund, threatened, that would materially and adversely affect the Acquired Fund, its financial condition or the conduct of its business, or that would prevent or hinder completion of the transactions contemplated by this Agreement. The Acquired Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding or investigation and is not a party to or subject to the provisions of any order, decree or judgment.

     i. Contracts. Except for contracts and agreements previously disclosed to the AXP Corporation, the Acquired Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit.

     j. Taxes. The federal tax returns of the Acquired Fund have been filed for all taxable years since commencement of its operations. The Acquired Fund has qualified and will qualify as a regulated investment company under the Internal Revenue Code with respect to each taxable year since commencement of its operations.

     k. Fund Securities. All securities listed in the schedule of investments of the Acquired Fund as of the Closing will be owned by the Acquired Fund free and clear of any encumbrances, except as indicated in the schedule.

     l. Registration Statement. The Acquired Fund will cooperate with the Acquiring Fund and will furnish information relating to the Strategist Corporation and the Acquired Fund required in the Registration Statement. At the time the Registration Statement becomes effective, at the time of the shareholders' meeting and at the Closing, the Registration Statement, as it relates to the Strategist Corporation or the Acquired Fund, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. However, the representations and warranties in this subsection apply only to statements in or omissions from the Registration Statement made in reliance upon information furnished by the Strategist Corporation for use in the Registration Statement.

7.    Conditions to Obligations of the AXP Corporation

      The obligations of the AXP Corporation with respect to the Reorganization are subject to the satisfaction of the following conditions:

     a. Shareholder Approval. This Agreement will have been approved by the affirmative vote of the holders of the majority of the outstanding shares of common stock of the Acquired Fund.

     b. Representations, Warranties and Agreements. The Strategist Corporation and the Acquired Fund will have complied with this Agreement and each of the representations and warranties in this Agreement will be true in all material respects as of the Closing. An officer of the Strategist Corporation will provide a certificate to the AXP Corporation confirming that, as of the Closing, the representations and warranties set forth in
     Section 6 are true and correct and that there have been no material adverse changes in the financial condition, results of operations, business, properties or assets of the Acquired Fund since the date of its last financial statement, except as otherwise indicated in any financial statements, certified by an officer of the Strategist Corporation, and delivered to the AXP Corporation on or prior to the last business day before the Closing.

     c. Regulatory Approvals.

     o The Registration Statement referred to in Section 5(l) will be effective and no stop orders under the 1933 Act will have been issued.
     o All necessary approvals, consents and exemptions from federal and state regulatory authorities will have been obtained.

     d. Tax Opinion. The AXP Corporation will have received the opinion of Ropes & Gray dated as of the Closing, as to the federal income tax consequences of the Reorganization to the Acquiring Fund and its shareholders. For purposes of rendering their opinion, Ropes & Gray may rely, as to factual matters, upon the statements made in this Agreement, the proxy statement which will be distributed to the shareholders of the Acquired Fund, and other written representations as an officer of the Strategist Corporation and the AXP Corporation, respectively will have verified as of Closing. The opinion of Ropes & Gray will be to the effect that: (i) neither the Acquired Fund nor the Acquiring Fund will recognize any gain or loss upon the transfer of the assets of the Acquired Fund to, and assumption of its liabilities by, the Acquiring Fund in exchange for shares of the Acquiring Fund and upon the distribution of the shares to the Acquired Fund shareholders in exchange for their shares of the Acquired Fund; (ii) the shareholders of the Acquired Fund who receive shares of the Acquiring Fund in the Reorganization will not recognize any gain or loss on the exchange of their shares of the Acquired Fund for the shares of the Acquiring Fund;
     (iii) the holding period and the basis of the shares received by the Acquired Fund shareholders will be the same as the holding period and the basis of the shares of the Acquired Fund surrendered in the exchange; (iv) the holding period and the basis of the assets acquired by the Acquiring Fund will be the same as the holding period and the basis of the assets to the Acquired Fund immediately prior to the Reorganization.

     e. Opinion of Counsel. The AXP Corporation will have received an opinion of counsel for the Acquired Fund, dated as of the Closing, to the effect that:
     (i) the Strategist Corporation is a corporation duly organized and validly existing under the laws of the state of Minnesota; (ii) the Acquired Fund is a series of the Strategist Corporation, an open-end investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization have been duly authorized and approved by all requisite action of the Strategist Corporation and the Acquired Fund and this Agreement has been duly executed by, and is a valid and binding obligation of, the Acquired Fund.

     f. Declaration of Dividend. The Strategist Corporation will have declared a dividend with respect to the Acquired Fund which, together with all previous dividends, will have the effect of distributing to the Acquired Fund's shareholders all of the Acquired Fund's investment company taxable income for the taxable years ending on or prior to the Closing (computed without regard to deduction for dividends paid) and all of its net capital gain realized in taxable years ending on or prior to the Closing (after reduction for capital loss carry forward).

8.   Conditions to Obligations of the Strategist Corporation

     The  obligations  of  the  Strategist   Corporation  with  respect  to  the
     Reorganization are subject to the satisfaction of the following conditions:

     a. Shareholder Approval. This Agreement will have been approved by the affirmative vote of the holders of the majority of the outstanding shares of common stock of the Acquired Fund.

     b. Representations, Warranties and Agreements. The Acquiring Fund will have complied with this Agreement and each of the representations and warranties in this Agreement will be true in all material respects as of the Closing. An officer of the AXP Corporation will provide a certificate to the
     Strategist Corporation confirming that, as of the Closing, the representations and warranties set forth in Section 5 are true and correct and that there have been no material adverse changes in the financial condition, results of operations, business, properties or assets of the Acquiring Fund since the date of its last financial statement, except as otherwise indicated in any financial statements, certified by an officer of the AXP Corporation, and delivered to the Strategist Corporation on or prior to the last business day before the Closing.

     c. Regulatory Approvals.

     o The Registration Statement referred to in Section 5(l) will be effective and no stop orders under the 1933 Act will have been issued.
     o All necessary approvals, consents and exemptions from federal and state regulatory authorities will have been obtained.

     d. Tax Opinion. The Strategist Corporation will have received the opinion of Ropes & Gray dated as of the Closing, as to the federal income tax consequences of the Reorganization to the Acquired Fund and its
     shareholders. For purposes of rendering their opinion, Ropes & Gray may rely, as to factual matters, upon the statements made in this Agreement, the proxy statement which will be distributed to the shareholders of the Acquired Fund, and other written representations as an officer of the Strategist Corporation and the AXP Corporation, respectively will have verified as of Closing. The opinion of Ropes & Gray will be to the effect that: (i) neither the Acquired Fund nor the Acquiring Fund will recognize any gain or loss upon the transfer of the assets of the Acquired Fund to, and assumption of its liabilities by, the Acquiring Fund in exchange for shares of the Acquiring Fund and upon the distribution of the shares to the Acquired Fund shareholders in exchange for their shares of the Acquired Fund; (ii) the shareholders of the Acquired Fund who receive shares of the Acquiring Fund in the Reorganization will not recognize any gain or loss on the exchange of their shares of the Acquired Fund for the shares of the Acquiring Fund; (iii) the holding period and the basis of the shares received by the Acquired Fund shareholders will be the same as the holding period and the basis of the shares of the Acquired Fund surrendered in the exchange; (iv) the holding period and the basis of the assets acquired by the Acquiring Fund will be the same as the holding period and the basis of the assets to the Acquired Fund immediately prior to the Reorganization.

     e. Opinion of Counsel. The Strategist Corporation will have received the opinion of counsel for the Acquiring Fund, dated as of the Closing, to the effect that: (i) the AXP Corporation is a corporation duly organized and validly existing under the laws of the state of Minnesota; (ii) the Acquiring Fund is a series of the AXP Corporation, an open-end investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization have been authorized and approved by all requisite action of the AXP Corporation and the Acquiring Fund and this Agreement has been duly executed by, and is a valid and binding obligation of, the AXP Corporation; and (iv) the shares to be issued in the Reorganization are duly authorized and upon issuance in accordance with this Agreement will be validly issued, fully paid and non-assessable shares of the Acquiring Fund.

9. Amendment; Termination; Non-Survival of Covenants, Warranties and Representations

     a. This Agreement may be amended in writing if authorized by the respective Boards of Directors. The Agreement may be amended at any time before or after approval by the shareholders of the Acquired Fund, but after shareholder approval, no amendment shall be made that substantially changes the terms of paragraphs 2 or 3.

     b. At any time prior to the Closing, any of the parties may waive in writing (i) any inaccuracies in the representations and warranties made to it and (ii) compliance with any of the covenants or conditions made for its benefit.

     c. The Strategist Corporation may terminate this Agreement at any time prior to the Closing by notice to the AXP Corporation if a material condition to its performance or a material covenant of the AXP Corporation is not fulfilled on or before the date specified for its fulfillment or a material breach of this Agreement is made by the AXP Corporation and is not cured.

     d. The AXP Corporation may terminate this Agreement at any time prior to the Closing by notice to the Strategist Corporation if a material condition to its performance or a material covenant of the Strategist Corporation is not fulfilled on or before the date specified for its fulfillment or a material breach of this Agreement is made by the Strategist Corporation and is not cured.

     e. This Agreement may be terminated by any party at any time prior to the Closing, whether before or after approval by the shareholders of the Acquired Fund, without any liability on the part of either party or its respective directors, officers, or shareholders, on written notice to the other party, and shall be terminated without liability as of the close of business on December 31, 2000, or a later date agreed upon by the parties, if the Closing is not on or prior to that date.

     f.  The  representations,   warranties  and  covenants  contained  in  this
     Agreement, or in any document delivered in connection with this Agreement, will survive the Reorganization.

10.  Expenses

     The expenses of the reorganization, whether or not the Reorganization is completed, will be borne by American Express Financial Corporation.

11.  General

     a. Headings. The headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Nothing in this Agreement is intended to confer upon any other person any rights or remedies by reason of this Agreement.

     b. Governing Law. This Agreement will be governed by the laws of the state of Minnesota.

12.  Indemnification

     Each party will indemnify and hold the other and its officers and directors (each an "Indemnitee") harmless from and against any liability or other cost and expense, in connection with the defense or disposition of any action, suit, or other proceeding, before any court or administrative or investigative body in which the Indemnitee may be involved as a party, with respect to actions taken under this Agreement. However, no Indemnitee will be indemnified against any liability or expense arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Indemnitee's position.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed.

Strategist Growth and Income Fund, Inc.
         on behalf of Strategist Balanced Fund




By       /s/ James A. Mitchell
         ---------------------
             James A. Mitchell
             President




AXP Investment Series, Inc.
         on behalf of AXP Mutual




By       /s/ Leslie L. Ogg
         -----------------
             Leslie L. Ogg
             Vice President



The undersigned is a party to this Agreement for the purposes of Sections 3c and 10 only.

American Express Financial Corporation




By       /s/ Pamela J. Moret
         -------------------
             Pamela J. Moret
             Senior Vice President